Exhibit 99.1

             First Oak Brook Bancshares, Inc. to Participate in
             Howe Barnes 10th Annual Community Bank Conference

    Howe Barnes 10th Annual Community Bank Conference

    OAK BROOK, Ill.--(BUSINESS WIRE)--May 31, 2005--First Oak Brook Bancshares, Inc. (NASDAQ:FOBB) today announced that it will be participating in the 10th Annual Community Bank Conference hosted by Howe Barnes Investments, Inc. to be held in Chicago, Illinois on May 31 and June 1. Richard M. Rieser, Jr., president of First Oak Brook Bancshares, Inc. is scheduled to present at the Conference on June 1 at 9:20 a.m. (Central Daylight Savings Time).
    Interested individuals may view a live webcast of the presentation by accessing http://www.howebarnes.com. You will then be directed to our presentation. To listen to the webcast, please go to the website at least fifteen minutes early to download and install any necessary software.
    For those unable to attend the live broadcast, a replay will be available on www.howebarnes.com website for up to 30 days following the event. A copy of our presentation can be accessed on our website at www.firstoakbrook.com following the presentation.

    First Oak Brook Bancshares, Inc., is a $2.1 billion bank holding company which owns Oak Brook Bank. First Oak Brook Bancshares, Inc., established in 1983 and public since 1985, is the 11th largest independent, publicly-held bank holding company headquartered in Illinois; Oak Brook Bank is the 18th largest bank or thrift in the Chicago banking market and serves Chicagoland from 18 offices, 16 of which are located in the western suburbs of Chicago.
    The Company's common stock trades on the NASDAQ Stock Market(R) under the ticker symbol FOBB. FOBB is included in the Russell 2000(R) Index.
    Additional information can be found in the Investor Relations section of First Oak Brook Bancshares, Inc.'s website at www.firstoakbrook.com.

    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630-571-1050 ext. 258
             rbouman@obb.com